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                                                             Exhibit 4 (b) (1)

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                      INTER*ACT ELECTRONIC MARKETING, INC.

                (as successor to Inter*Act Operating Co., Inc.)

                                       AND

                       STATE STREET BANK AND TRUST COMPANY

                                   as Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 30, 1999

                                       TO

                                    INDENTURE

                          Dated as of December 15, 1999


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FIRST SUPPLEMENTAL INDENTURE, dated as of the 30th day of December, 1999 (herein called the "Supplement"), between INTER*ACT ELECTRONIC MARKETING, INC., a corporation duly organized and existing under the laws of the State of North Carolina (hereinafter referred to as "Intero Act") and successor-in-interest to Intero Act Operating Co., Inc., a corporation duly organized and existing under the laws of the State of North Carolina (hereinafter referred to as the "Subsidiary"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereinafter referred to as the "Trustee"), under the Indenture dated as of December 15, 1999, between the Subsidiary and the Trustee (the "Indenture"). Capitalized terms used in this Supplement and not otherwise defined herein shall have the meanings set forth in the Indenture.

         WHEREAS, the Subsidiary merged with and into Inter*Act effective as of the date hereof (the "Merger");

         WHEREAS, Section 801(a) of the Indenture expressly permits the merger of the Subsidiary with and into Inter*Act, and pursuant to Section 8.02 of the Indenture upon the effectiveness of the Merger, Inter*Act succeeded to, and was substituted for, and may exercise every right and power, of the Subsidiary under the Indenture with the same effect as if Inter*Act had originally been party thereto.

         WHEREAS, in accordance with Section 901 of the Indenture, Intero Act and the Trustee may amend the Indenture without the written consent of any Holders to evidence the succession of another Person to the Subsidiary and the assumption by such successor of the covenants of the Subsidiary contained in the Indenture and in the Securities in accordance with Article VIII of the Indenture; and

         WHEREAS, Intero Act desires to amend the Indenture in accordance with
Section 901 thereof and has determined that the requirements of Article VIII and
Section 903 of the Indenture have been satisfied and has requested the Trustee to join with it in the execution and delivery of this Supplement; all requirements necessary to make this Supplement a valid instrument, in accordance with its terms, have been met; and the execution and delivery hereof have been in all respects duly authorized.

         WHEREAS, Intero Act has (i) delivered to the Trustee an Officer's Certificate relating to the Merger and this First Supplemental Indenture as contemplated by Section 8.01(b) of the Indenture, (ii) delivered to the Trustee an Opinion of Counsel relating to the Merger and this First Supplemental Indenture as contemplated by Section 801(b) and Section 903 of the Indenture and
(iii) satisfied all other conditions required under ARTICLE IX of the Indenture to enable the Intero Act and the Trustee to enter into this Supplemental Indenture.

         NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby recognized, Intero Act covenants and agrees with the Trustee as follows:






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                                  ARTICLE I

                         AMENDMENTS TO THE INDENTURE

         Section 1.1 Successor Substituted. Inter*Act hereby expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Subsidiary.

                                  ARTICLE II

                                MISCELLANEOUS

         Section 2.1 Effectiveness of Provisions. This Supplement shall be effective and binding upon Intero Act, the Trustee and the Holders of Notes as of the day and year first written above.

         Section 2.2 Execution of Supplement. This Supplement is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplement forms a part thereof.

         Section 2.3 Conflict with Trust Indenture Act. If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317, inclusive, of the Trust Indenture Act of 1939, as amended, such imposed duties shall control.

         Section 2.4 Successors and Assigns. All covenants and agreements in this Supplement by Intero Act shall bind its successors and assigns, whether so expressed or not.

         Section 2.5 Separability Clause. In case any one or more of the provisions contained in this Supplement, the Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplement, the Indenture or of such Notes, but this Supplement, the Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         Section 2.6 Benefits of Supplement. Nothing in this Supplement or in the Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the holders of Debentures (to the extent specified herein or therein), any benefit or any legal or equitable right, remedy or claim under this Supplement.

         Section 2.7 Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         Section 2.8 Execution and Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.





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         Section 2.9  Miscellaneous.  Except as expressly supplemented by this
Supplement, the Indenture shall remain unchanged and in full force and effect.

         Section 2.10 Trustee Disclaimer. The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by Inter*Act, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by Inter*Act by corporate action or otherwise, (c) the due execution hereof by Inter*Act, (d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters and (e) the validity or sufficiency of the consent solicitation or the consent solicitation materials or procedure in connection therewith.

         IN WITNESS WHEREOF, Inter*Act and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized, and their respective corporate seals to be hereunto affixed and attested, as of the day and year first above written.

                                  INTER*ACT ELECTRONIC MARKETING, INC.
                                  as successor to Inter*Act Operating Co., Inc.

                                  By: /s/ Thomas McGoldrick
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                                      Thomas McGoldrick
                                      Executive Vice President

[Corporate Seal]
Attest:
/s/ Dan T. Barker Jr.
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Name:
Title: Asst Secretary

                                  STATE STREET BANK AND TRUST COMPANY,
                                  as TRUSTEE

                                  By:  /s/ Michael M. Hopkins
                                      ----------------------------------------
                                  Name: Michael M. Hopkins
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                                  Title: Vice President
[Corporate Seal]                        --------------------------------------
Attest:
/s/ Elizabeth C. Haymer
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Name:
Title: Vice President